Exhibit 99.1

Ikanos Communications Announces Results for the

Second Quarter 2014

Second Quarter Highlights

•	Revenue of $11.3 million

•	GAAP net loss of $(12.3) million, or $(0.12) per share

•	Ending cash, cash equivalents and short-term investments of $20.6 million

FREMONT, Calif., July 31, 2014 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the second quarter of 2014, ended June 29, 2014.

“We achieved second quarter revenue of $11.3 million, within our guidance, while exceeding our margin expectations with a GAAP gross profit of 49%,” said Dennis Bencala, CFO of Ikanos. “During the quarter, we continued to effectively manage our business and cash position, recording operating expenses of $17.5 million, at the low-end of the guidance, with cash and short-term investments totaling $20.6 million at quarter end.”

Omid Tahernia, president and CEO of Ikanos, said, “As anticipated, the rapid drop in demand for our legacy products in certain maturing markets, most notably Korea, resulted in a decline in revenue for the second quarter. While we navigate through our revenue transition, we have taken meaningful steps to manage operating expenses which we expect to result in up to a 20% reduction in costs for the second half of 2014, as compared to the first half of 2014. In the meantime, our new products continue to show positive momentum, with Velocity-3 and inSIGHT making great progress in carrier trials and Vx500 receiving tremendous market interest following its official roll-out at Computex in June.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits and non-GAAP operating expenses, where applicable, exclude the income statement effects of stock-based compensation and the amortization of intangible assets.

Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Second Quarter 2014 Results

Revenue for the second quarter of 2014 was $11.3 million, compared to revenue of $19.1 million for the second quarter of 2013 and revenue of $14.5 million for the first quarter of 2014. GAAP gross profit for the second quarter of 2014 was 49%, compared to a GAAP gross profit of 49% for the second quarter of 2013 and GAAP gross profit of 49% for the first quarter of 2014.

Non-GAAP gross profit for the second quarter of 2014 was 50%, compared to a non-GAAP gross profit of 49% for the second quarter of 2013 and 50% for the first quarter of 2014.

GAAP operating expenses for the second quarter of 2014 were $17.5 million, compared to operating expenses of $17.5 million for the second quarter of 2013 and operating expenses of $17.5 million for the first quarter of 2014.

Non-GAAP operating expenses for the second quarter of 2014 were $16.6 million, compared to non-GAAP operating expenses of $16.5 million for the second quarter of 2013 and non-GAAP operating expenses of $16.5 million for the first quarter of 2014.

GAAP net loss for the second quarter of 2014 was $(12.3) million, or a loss of $(0.12) per share on 99.1 million weighted average shares outstanding, compared to a GAAP net loss of $(8.7) million, or $(0.12) per share on 71.2 million weighted average shares outstanding, for the second quarter of 2013 and a GAAP net loss of $(10.3) million, or $(0.10) per share on 98.7 million weighted shares outstanding, for the first quarter of 2014.

Non-GAAP net loss for the second quarter of 2014 was $(11.3) million, or a loss of $(0.11) per share on 99.1 million weighted average shares outstanding, compared to a non-GAAP net loss of $(7.5) million, or $(0.11) per share on 71.2 million weighted average shares outstanding, for the second quarter of 2013 and a non-GAAP loss of $(9.2) million, or $(0.09) per share on 98.7 million weighted average shares outstanding, for the first quarter of 2014.

Cash and cash equivalents and short-term investments at the end of the second quarter of 2014 were $20.6 million, compared to $33.7 million at the end of the first quarter of 2014. Additionally, at the end of the second quarter of 2014, inventory was $2.2 million, compared to $1.3 million at the end of the first quarter of 2014. Current liabilities at the end of the second quarter of 2014 were $21.6 million, compared to $22.5 million at the end of the first quarter of 2014. For both the second quarter of 2014 and first quarter of 2014, current liabilities included an accounts receivable-backed revolving line of credit advance of $6.9 million and $8.5 million, respectively.

For a more complete review of our Q2 2014 results and quarter over quarter comparisons please see the attached financial schedules.

Outlook

Revenue is expected to be between $11.0 million and $13.0 million for the third quarter of 2014.

“While we anticipate returning to revenue growth by year end, the third quarter is expected to remain sequentially flat,” said Tahernia. “This is due to a combination of two factors; our reduced but now stable legacy revenue, and delay in customer ramps of certain new multi-mode gateway designs.”

GAAP gross profit for the third quarter of 2014 is expected to be between 48% and 50%. Non-GAAP gross profit is expected to be between 49% and 51% for the third quarter of 2014. GAAP operating expenses for the third quarter of 2014 are expected to be in the range of $14.5 million to $15.5 million. Non-GAAP operating expenses are expected to be in the range of $13.5 million to $14.5 million for the third quarter of 2014. GAAP net loss for the third quarter of 2014 is expected to be in the range of approximately $(8.3) million to $(10.5) million, or a GAAP loss per share of $(0.08) to $(0.11). Non-GAAP net loss is expected to be in the range of approximately $(7.2) million to $(9.4) million, or a non-GAAP loss per share of $(0.07) to $(0.09).

Second Quarter Conference Call

Management will review the second quarter financial results and its expectations for subsequent periods at a conference call on July 31, 2014 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast, or dial (888) 283-6901 and enter conference ID 5286731. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until October 29, 2014 by dialing (888) 203-1112 and entering conference ID 5286731.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2014 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos and the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, inSIGHT, Neos, Ikanos Velocity, and Ikanos NodeScale are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar statements of a future or forward-looking nature identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: new product revenue momentum may not materialize at the rate anticipated, or at all; the transition to new products will take longer than anticipated; our ability to manage operating expenses will be less successful than anticipated and not result in the cost reductions expected; the revenue generated by our mature products will decline at a rate greater than anticipated; that new designs and design wins will result in sales of our products at the levels anticipated, or at all; that our carrier trials will be successful and, if successful, will eventually result in field trials or market deployments; that the delays in new customer product ramps will continue longer than anticipated; that the return to sequential revenue growth will not occur by the end of the year and may take longer than anticipated; that the rate of acceptance of our new and future products, including our G.fast products, by our customers and telecommunications service providers, may be lower than anticipated; our ability to complete future products, including our G.fast products, when anticipated or at all; that the unfavorable trends in certain maturing markets, such as Japan and Korea, will continue longer than anticipated; that our design win pipeline will continue to expand as anticipated; macroeconomic or other conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins or successful field trials; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to continue to effectively manage our business, operating expenses, and cash position; the failure of telecommunications service providers to implement deployment plans on schedule, or at all, despite increased performance results; our ability to generate demand and close transactions for the sale of our products; competition in the markets in which we operate; and the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Annual Report on Form 10-K filed on February 28, 2014.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue	$11,255	$19,115	$25,768	$45,267
Cost of revenue	5,775	9,813	13,211	22,009

Gross profit	5,480	9,302	12,557	23,258

Operating expenses:
Research and development	13,408	12,599	26,084	26,117
Selling, general and administrative	4,105	4,866	8,926	9,638

Total operating expenses	17,513	17,465	35,010	35,755

Loss from operations	(12,033)	(8,163)	(22,453)	(12,497)
Interest and other income (expense), net	(129)	(442)	113	(360)

Loss before income taxes	(12,162)	(8,605)	(22,340)	(12,857)
Provision for income taxes	168	68	295	232

Net loss	$(12,330)	$(8,673)	$(22,635)	$(13,089)

Net loss per share
Basic and diluted	$(0.12)	$(0.12)	$(0.23)	$(0.18)

Weighted average number of shares
Basic and diluted	99,102	71,182	98,926	70,798

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013
Revenue	$11,255	$14,513	$19,115
Cost of revenue	5,775	7,436	9,813

Gross profit	5,480	7,077	9,302

Operating expenses:
Research and development	13,408	12,676	12,599
Selling, general and administrative	4,105	4,821	4,866

Total operating expenses	17,513	17,497	17,465

Loss from operations	(12,033)	(10,420)	(8,163)
Interest and other income (expense), net	(129)	242	(442)

Loss before income taxes	(12,162)	(10,178)	(8,605)
Provision for income taxes	168	127	68

Net loss	$(12,330)	$(10,305)	$(8,673)

Basic and diluted net loss per share	$(0.12)	$(0.10)	$(0.12)

Weighted average outstanding shares:
Basic and diluted	99,102	98,749	71,182

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 29, 2014				Three Months Ended June 30, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$11,255	$—		$11,255	$19,115	$—		$19,115
Cost of revenue	5,775	(3	) (a)	5,652	9,813	(2	) (a)	9,692
		(120	) (b)			(119	) (b)

Gross profit	5,480	(123)		5,603	9,302	(121)		9,423

Operating expenses:
Research and development	13,408	(595	) (a)	12,813	12,599	(551	) (a)	12,048
Selling, general and administrative	4,105	(325	) (a)	3,780	4,866	(337	) (a)	4,404
						(125	) (b)

Total operating expenses	17,513	(920)		16,593	17,465	(1,013)		16,452

Loss from operations	(12,033)	1,043		(10,990)	(8,163)	1,134		(7,029)
Interest and other income (expense), net	(129)	—		(129)	(442)	—		(442)

Loss before income taxes	(12,162)	1,043		(11,119)	(8,605)	1,134		(7,471)
Provision for income taxes	168	—		168	68	—		68

Net loss	$(12,330)	$1,043		$(11,287)	$(8,673)	$1,134		$(7,539)

Net loss per share:
Basic and diluted	$(0.12)			$(0.11)	$(0.12)			$(0.11)

Weighted average outstanding shares:
Basic and diluted	99,102			99,102	71,182			71,182

Notes:						Three Months Ended
						June 29, 2014		June 30, 2013
(a) Stock-based compensation						$923		$890
(b) Amortization of acquired intangible assets						120		244

Total non-GAAP adjustments						$1,043		$1,134

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 30, 2014
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$14,513	$—		$14,513
Cost of revenue	7,436	(2	) (a)	7,314
		(120	) (b)

Gross profit	7,077	(122)		7,199

Operating expenses:
Research and development	12,676	(640	) (a)	12,036
Selling, general and administrative	4,821	(347	) (a)	4,474

Total operating expenses	17,497	(987)		16,510

Loss from operations	(10,420)	1,109		(9,311)
Interest and other income (expense), net	242	—		242

Loss before income taxes	(10,178)	1,109		(9,069)
Provision for income taxes	127	—		127

Net loss	$(10,305)	$1,109		$(9,196)

Net loss per share:
Basic and diluted	$(0.10)			$(0.09)

Weighted average outstanding shares:
Basic and diluted	98,749			98,749

Notes:		Three Months Ended
		March 30, 2014
(a) Stock-based compensation		$989
(b) Amortization of acquired intangible assets		120

Total non-GAAP adjustments		$1,109

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended June 29, 2014				Six Months Ended June 30, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$25,768	$—		$25,768	$45,267	$—		$45,267
Cost of revenue	13,211	(6	) (a)	12,965	22,009	(3	) (a)	21,767
		(240	) (b)			(239	) (b)

Gross profit	12,557	(246)		12,803	23,258	(242)		23,500

Operating expenses:
Research and development	26,084	(1,235	) (a)	24,849	26,117	(1,122	) (a)	24,995
Selling, general and administrative	8,926	(671	) (a)	8,255	9,638	(599	) (a)	8,789
		—	(b)			(250	) (b)

Total operating expenses	35,010	(1,906)		33,104	35,755	(1,971)		33,784

Loss from operations	(22,453)	2,152		(20,301)	(12,497)	2,213		(10,284)
Interest and other income (expense), net	113	—		113	(360)	—		(360)

Loss before income taxes	(22,340)	2,152		(20,188)	(12,857)	2,213		(10,644)
Provision for income taxes	295	—		295	232	—		232

Net loss	$(22,635)	$2,152		$(20,483)	$(13,089)	$2,213		$(10,876)

Net loss per share:
Basic and diluted	$(0.23)			$(0.21)	$(0.18)			$(0.15)

Weighted average outstanding shares:
Basic and dilluted	98,926			98,926	70,798			70,798

Notes:						Six Months Ended
						June 29, 2014		June 30, 2013
(a) Stock-based compensation						$1,912		$1,724
(b) Amortization of acquired intangible assets						240		489

Total non-GAAP adjustments						$2,152		$2,213

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 29, 2014	March 30, 2014	December 29, 2013
Assets
Current assets:
Cash, cash equivalents and short-term investments	$20,592	$33,660	$39,516
Accounts receivable	9,393	10,962	15,892
Inventory	2,160	1,314	2,017
Prepaid expenses and other current assets	3,793	3,075	3,245

Total current assets	35,938	49,011	60,670
Property and equipment, net	9,761	8,666	8,612
Intangible assets, net	478	598	718
Other assets	1,912	1,949	1,952

	$48,089	$60,224	$71,952

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$6,912	$8,480	$12,000
Accounts payable	7,252	5,919	4,692
Accrued liabilities	7,433	8,093	8,232

Total current liabilities	21,597	22,492	24,924
Other liabilities	1,445	1,541	1,637

Total liabilities	23,042	24,033	26,561
Stockholders’ equity	25,047	36,191	45,391

	$48,089	$60,224	$71,952